Third Quarter 2024 Shareholder Letter October 30, 2024

23Q24 Shareholder Letter A letter to shareholders Today, we stand on the brink of a new era in mobility and logistics, one that will bring a safer, more efficient, and more accessible future for everyone. With Commercial Launch now within sight, we are closer than ever to unlocking the benefits of the Aurora Driver for our customers and the motoring public. And we are excited that the broader industry shares our vision. Enthusiasm for our technology continues to build among many of the industry’s most respected carriers. This sentiment was particularly evident at the Partner Summit we hosted in September and is further underscored in our commercial contracting progress. With another launch customer signed, our expected launch capacity is now fully contracted and we are in the final stages of contracting our remaining second half 2025 capacity to match our anticipated supply. Importantly, with the support of many of Wall Street’s largest institutional investors, we completed another successful capital raise in August, adding nearly half a billion dollars to our balance sheet. This incremental capital extends our runway well into 2026 and we expect it to fund the initial phase of our scaling strategy.

33Q24 Shareholder Letter Progressing toward Commercial Launch We continue to lead the industry with our commitment to safety and autonomy performance transparency as we progress toward Commercial Launch. Safety is at the heart of everything we do, and every employee understands that ensuring the Aurora Driver and our company operations are safe is our top priority. In order to begin driverless operations, we must close the Safety Case for the Dallas to Houston launch lane. Our Safety Case Framework is a comprehensive, evidence-based approach to confirming that our self-driving vehicles are acceptably safe to operate on public roads. We quantify our progress toward closing our Dallas to Houston launch lane Safety Case through the Autonomy Readiness Measure (ARM), a weighted measure of completeness across all claims of the Safety Case for our launch lane. We remain the only company in the industry that has provided this level of transparency. As of the end of October, ARM was 97%. With our most recent software release, we have validated a majority of highway driving. We are now primarily focused on final behavior refinement and validation for components of surface streets that we sequenced later in our work plan, some rarer construction elements, and closing a small number of vehicle claims specifically related to redundant systems. With this significant progress contributing to further confidence in the Aurora Driver’s performance, we are transitioning to a single vehicle operator for some of our commercial loads as we approach driverless operations. This operating model provides the discipline to fully implement our remote assistance capabilities and supports our analysis for remote assistance efficiency for driverless operations. Based on our current modeling, we expect to be able to operate at least ten trucks per remote assistance specialist by the end of 2025, which is a meaningful threshold that supports our path to achieving positive gross profit. We expect to continue increasing this ratio throughout 2026 and beyond.

43Q24 Shareholder Letter Another key metric we use to assess the Aurora Driver’s performance and commercial readiness is the Autonomy Performance Indicator (API)1. The indicator penalizes the use of on-site support, which will be the most expensive support provided to enable the Aurora Driver. As a reminder, with the achievement of an aggregate API of 99% at the end of 2023, we are now focused on driving up the percentage of commercial loads that did not require any form of on-site support (100% API). We do not anticipate that aggregate API will ever reach 100%, even at launch, because certain situations (e.g., flat tires) will always require on-site support; however, we believe the percentage of 100% API loads is a strong indicator of our progress toward Commercial Launch and expect this metric to reach approximately 90% by Commercial Launch. During the third quarter, 80% of the commercial loads on the Dallas to Houston launch lane had a 100% API, which is 5 percentage points higher than last quarter and consistent with the performance we saw in the June stable software release. 1 Formally, API is the percentage of total commercially-representative miles driven on our launch lane over the quarter, that include: • Miles driven during the quarter that did not require support, with support meaning assistance via a local vehicle operator or other on-site support • Miles driven in autonomy with remote input from the Aurora Services Platform • Miles where the vehicle received support but where it’s determined, through internal analysis including simulation, that the support received was not required by the Aurora Driver During the third quarter, we retired our fleet of trucks equipped with development-stage hardware kits. In turn, loads run on this fleet are excluded from third quarter 2024 API results.

53Q24 Shareholder Letter To supplement our internal ARM and API metrics, during the third quarter we invited leading authorities in commercial driver’s license (CDL) training and evaluation, J. J. Keller and Roadmaster, to assess the Aurora Driver’s proficiency. They evaluated our system as they would assess a traditional truck driver and found the Aurora Driver performed exceptionally well, meeting or surpassing the standards expected of a CDL driver. We feel good about our progress and are confident in our ability to close the Safety Case for driverless operations on our launch lane. With additional visibility on the time needed to complete the aforementioned remaining validation, we now expect to launch commercially in April 2025. While this is modestly later than we had intended, this timing remains within the margin of error we have anticipated and conveyed throughout 2024. With our intention to introduce the Aurora Driver with a crawl, walk, run approach, this shift to our timeline will have a negligible financial impact. During launch, we expect to deploy up to 10 driverless trucks in commercial operations, starting with one driverless truck and then transitioning the balance to driverless. We are deliberately starting this way, as our early efforts will be focused on exercising the full product suite to ensure a seamless product launch while demonstrating the value proposition for our customers, and continuing to build trust with all of our stakeholders. In the second half of 2025, our focus will be expanding our product capabilities, adding new lanes, and increasing capacity to tens of trucks by the end of 2025. “Seeing the Aurora driver in action was truly impressive. We admire Aurora’s focus on safety by inviting J. J. Keller® Safe & Smart Training to view their preparations for driverless operations.” -Brandon Wooden, Driver Training Manager, J. J. Keller & Associates, Inc.

# Preparing customers for driverless operations

In September, we hosted our annual Partner Summit where we were joined by more than 20 of the largest and most sophisticated carriers. In aggregate, these businesses operate well over 100,000 Class 8 trucks.

> "Our experience with Aurora has been fantastic — after 4 years of carefully reviewing every AV trucking provider, we chose Aurora as a preferred partner and have been impressed with their progress and performance, especially when it comes to safety. Aurora has demonstrated both a positive financial model and more difficult-to-measure KPIs — like safety and sustainability."

**- Matt McLelland, VP of Sustainability and Innovation, Covenant Logistics Group, Inc.**

We brought these customers together with industry safety experts, regulators, first responders, and law enforcement for collaborative conversations in preparation for driverless operations. We also announced and soft launched our Partner Success Program, in which customers have the opportunity to more deeply evaluate and assess the Aurora Driver's performance as a final step to move forward with driverless operations. Summit participants on average rated the ride experience 4.7 out of 5 across a set of 20 criteria and the enthusiasm was palpable.


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Launch Lane

While all eyes are first on the Dallas to Houston launch lane, our customers have also been keenly interested in when the Aurora Driver will begin to operate beyond Texas. We have regular dialogue with many of the industry's leading carriers regarding where the Aurora Driver can add the most value. At the summit, we announced that in 2025, we plan to extend our Fort Worth to El Paso lane — on which we are autonomously hauling loads daily — to Phoenix, one of our customers' most frequently requested lanes. The Fort Worth to Phoenix lane spans over 1,000 miles and takes at least 15 hours to complete, making it particularly compelling for autonomy since the Aurora Driver isn't subject to hours of service limitations. We expect to begin commercial pilots for customers between Fort Worth and Phoenix in the first half of 2025, with the intent to go driverless on that route later in the year.

3Q24 Shareholder Letter
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73Q24 Shareholder Letter With the promise of how the Aurora Driver can benefit not just operations between Dallas and Houston but also their network more broadly, Schneider recently executed their contract for 2025 volume and joins our commercial launch cohort. During the third quarter, we also launched the Aurora App, Aurora’s web and mobile platform that will allow customers to integrate the Aurora Driver into their existing fleet workflows and operations. The app is designed to allow dispatchers and termi- nal operators to manage their Aurora Driver fleet, and to monitor vehicle health and performance in real-time. We are actively working on strategic integrations with key customers that will enable seamless load dispatch and tracking between systems, which allow customers to send us freight loads directly and receive instant, real-time updates as they are transported by the Aurora Driver. As we prepare for Commercial Launch, we continue to autonomously haul freight for all our pilot customers, including FedEx, Werner, Schneider, Hirschbach, Uber Freight and others. We are scheduling nearly 160 commercial loads per week, or more than double the commercial volume we were executing a year ago. Cumulative to-date 9/23/21 through 10/27/24, we have autonomously delivered (under the supervision of vehicle operators) more than 8,200 loads, driving over 2.2 million commercial miles, with nearly 100% on-time performance for our pilot customers. “Aurora’s team and technology have proven to consistently deliver value and efficiency while ensuring our stringent safety and operational standards are maintained along the way.” -Daniel James, Director of Logistics and Transportation Management, McLane Company

83Q24 Shareholder Letter commercial loads 8,200+ on-time (Aurora controlled rate) 100% nearly miles 2.2M+ across Cumulative to-date 9/23/21 through 10/27/24, we have delivered:

93Q24 Shareholder Letter Building community awareness ahead of driverless operations In addition to the work we are doing with our customers, lawmakers, regulators, and agencies to prepare for driverless operations, we also continue to engage with communities in Texas. We’re educating these stakeholders about autonomous trucking safety benefits and job opportunities to build support along the I-45 corridor. We want to ensure that the communities where we operate learn about the Aurora Driver and better understand the benefits of this technology. Aurorans are developing meaningful connections with community members through events like the Aurora truck showcase and panel discussion at the Texas State Fair, sponsoring Texas high school robotics events, and speaking engagements with organizations like the Texas Trucking Association. Members of the Aurora team at the Texas State Fair with Big Tex.

103Q24 Shareholder Letter Positioning for scale All of the work we are doing to launch driverless operations in Texas is supporting development of our playbook for rapid lane expansion to capitalize on the significant autonomous trucking opportunity. Last month, McKinsey & Company projected that the U.S. will have the fastest autonomous truck adoption rate globally, with autonomous heavy-duty trucks accounting for 13% of trucks on the road in 2035. Given the self-similarity of the U.S. interstate highway system and the power of our Verifiable AI technology, we expect the Aurora Driver to capture a considerable share of this opportunity. We anticipate the Aurora Driver’s capabilities to transfer easily across lanes, with the opening of new lanes requiring limited development specifically just for incremental features. In fact, our team recently completed bi-directional mapping of the El Paso to Phoenix route (450 miles each way) in just two weeks and the Aurora Driver navigated a vast majority of the lane autonomously in its first round trip run. Autonomy software capabilities transferred seamlessly to the Phoenix lane as we anticipated, with vehicle operator interventions only needed for the inland border patrol station as we expand our existing program with Customs and Border Patrol on this lane, and some complex construction, for which, as mentioned, we are in the process of behavior refinement and validation. We also expect the efficiency of our validation process to support more expeditious safety case closure for future lanes as the subsequent turns of the crank will naturally be faster. These factors give us confidence in our plan to rapidly expand driverless operations to the Fort Worth to El Paso lane and then further to Phoenix before unlocking additional lanes across the Sun Belt. To commercialize autonomous trucking across these lanes at scale, deep integration with OEMs on scalable autonomy-enabled truck platforms is needed and we continue to make good progress with our OEM partners on our vehicle programs. During the third quarter, we integrated several new, Aurora Driver-equipped Volvo VNL Autonomous trucks into our fleet and they are now operating in autonomy on the road alongside our PACCAR Peterbilt 579 trucks. Our exclusive partnership with Continental is designed to support scaling of the Aurora Driver hardware for high-volume lineside installation at our OEMs. This month, Aurora and Continental reached another partnership development milestone with the finalization of the detailed system and component-level architecture and hardware selections for the scalable Hardware as a Service generation of the Aurora Driver. Our teams are preparing to start initial testing in the first half of 2025 as we continue to progress toward the start of production planned for 2027.

113Q24 Shareholder Letter Aurora Driver Indicative Roadmap to Scale

123Q24 Shareholder Letter Closing Much like autonomy itself, introducing a transformative technology requires vision: those who can see further down the road will navigate more successfully. Last month, I was honored to receive the Mobility Innovator Award from the Automotive Hall of Fame, recognizing individuals who have this forward-thinking mindset. I feel fortunate to have worked with incredible teams throughout my career, especially at Aurora, and see this award as recognition of the work we have done together moving autonomous vehicle technology forward. At Aurora, we’re driven by a mission to deliver the benefits of self-driving technology safely, quickly and broadly. That mission has led us to now, where the Aurora Driver is on the cusp of making self-driving trucks the new standard for safety, efficiency, and sustainability in the logistics industry. Tremendous opportunity lies ahead and we are working tirelessly to capitalize on it. Chris Urmson CEO & Co-founder

133Q24 Shareholder Letter From the desk of our CFO During the third quarter of 2024, we continued to demonstrate strong fiscal discipline. Third quarter 2024 operating expenses, including stock-based compensation (SBC), totaled $196 million. Excluding SBC of $35 million, operating expenses totaled $161 million, reflecting $139 million in R&D, which is primarily comprised of personnel costs as we continue to invest in our industry-leading autonomy technology, and $22 million in SG&A. We used approximately $143 million in operating cash during the third quarter of 2024 and capital expenditures totaled $7 million. This cash spend was below our externally- communicated target, reflecting our continued commitment to fiscal prudence. For the fourth quarter of 2024, we expect cash use to be within the $175 - $185 million quarterly average range. We expect our 2025 quarterly average cash use to be in this range as well. During the third quarter, we opportunistically raised $483 million in gross proceeds from a public offering of our Class A common stock; net proceeds totaled $466 million. We ended the third quarter with a very strong balance sheet, including approximately $1.4 billion in cash & short-term and long-term investments. We expect this liquidity to support our planned Commercial Launch and fund our operations well into 2026. David Maday CFO

143Q24 Shareholder Letter Cautionary statement regarding forward-looking statements This investor letter contains certain forward-looking statements within the meaning of the federal securities laws. The words “believe,” “may,” “will,” “estimate,” “con- tinue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potential,” “indicative,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. All statements contained in this investor letter that do not relate to mat- ters of historical fact should be considered forward-looking statements, including but not limited to, those statements around the benefits of integrating AI into our product, the safety benefits of our technology and product, our ability to achieve certain milestones (including, but not limited to, API milestones) around, and realize the potential benefits of, the development, manufacturing, scaling (including, but not limited to, the opening of new lanes, the increase in fleet capacity, and our prod- uct’s capabilities), and commercialization of the Aurora Driver and related services, including relationships and anticipated benefits with partners and customers, and on the timeframe we expect or at all, the market opportunity, the expected future market size (including, but not limited to, estimations made by third parties) and our product’s compatibility therewith, our expected market share, the efficiency of our validation process, our remote assistance efficiency for driverless operations, and profitability of our products and services, the regulatory tailwinds and framework in which we operate, and our expected cash use and cash runway. These state- ments are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other im- portant factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements ex- pressed or implied by the forward-looking statements. Our projected quarterly cash use is based upon assumptions, including research and development and general and administrative activities, as well as capital expenses and working capital. For factors that could cause actual results to differ materially from the forward-looking statements in this investor letter, please see the risks and uncertainties identified under the heading “Risk Factors” section of Aurora Innovation, Inc.’s (“Aurora”) An- nual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 15, 2024, as amended by the Form 10-K/A filed with the SEC on May 24, 2024, and other documents filed by Aurora from time to time with the SEC, which are accessible on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. All forward-looking statements reflect our beliefs and assumptions only as of the date of this investor letter. Aurora undertakes no obligation to update for- ward-looking statements to reflect future events or circumstances.

153Q24 Shareholder Letter Aurora Innovation, Inc. Condensed Consolidated Balance Sheets (unaudited) (in millions) September 30, 2024 December 31, 2023 Assets Current assets: Cash and cash equivalents $ 263 $ 501 Short-term investments 985 699 Other current assets 27 17 Total current assets 1,275 1,217 Property and equipment, net 102 94 Operating lease right-of-use assets 124 122 Acquisition related intangible assets 617 617 Long-term investments 104 148 Other assets 43 37 Total assets $ 2,265 $ 2,235 Liabilities and Stockholders’ Equity Current liabilities: Operating lease liabilities, current $ 15 $ 15 Other current liabilities 78 96 Total current liabilities 93 111 Operating lease liabilities, long-term 109 107 Derivative liabilities 39 24 Other liabilities 6 8 Total liabilities 247 250 Stockholders’ equity: Common stock - $0.00001 par value, 51,000 shares authorized, 1,713 and 1,529 shares issued and outstanding, respectively — — Additional paid-in capital 6,181 5,594 Accumulated other comprehensive income 2 1 Accumulated deficit (4,165) (3,610) Total stockholders’ equity 2,018 1,985 Total liabilities and stockholders’ equity $ 2,265 $ 2,235 June 30, 402 618 3 043 0 13 — 1 1 914 66 81 98 11 7 19 56 5 675 (loss) income (1) 3 957 1 7 7 1 914

163Q24 Shareholder Letter Aurora Innovation, Inc. Condensed Consolidated Statements of Operations (unaudited) (in millions, except per share data) Three Months Ended September 30, Nine Months Ended September 30, 2024 2023 2024 2023 Operating expenses: Research and development $ 169 $ 182 $ 505 $ 546 Selling, general and administrative 27 30 82 91 Total operating expenses 196 212 587 637 Loss from operations (196) (212) (587) (637) Other income (expense): Change in fair value of derivative liabilities (28) 5 (15) (7) Other income, net 16 17 47 40 Loss before income taxes (208) (190) (555) (604) Income tax expense — — — — Net loss $ (208) $ (190) $ (555) $ (604) Basic and diluted net loss per share $ (0.13) $ (0.13) $ (0.35) $ (0.48) Basic and diluted weighted-average shares outstanding 1,657 1,432 1,582 1,261 Condensed Consolida ed Balance She ts (u audited) (in millions) June 30, 2024 December 31, 2023 Assets Current assets: Cash and cash equivalents $ 402 $ 501 Short-term investments 618 699 Other current assets 23 17 Total current assets 1,043 1,217 Property and equipment, net 100 94 Operating lease right-of-use assets 113 122 Acquisition related intangible assets 617 617 Long-term investments — 148 Other assets 41 37 Total assets $ 1,914 $ 2,235 Liabilities and Stockholders’ Equity Current liabili ies: Operating lease liabilities, current $ 15 $ 15 Other current liabilities 66 96 Total current liabilities 81 111 Operating lease liabilities, long-term 98 107 Derivative liabilities 11 24 Other liabilities 7 8 Total liabilities 197 250 Stockholders’ equity: Common stock - $0.00001 par value, 51,000 shares authorized, 1,563 and 1,529 shares issued and outstanding, respectively — — Additional paid-in capital 5,675 5,594 Accumulated other comprehensive (loss) income (1) 1 Accumulated deficit (3,957) (3,610) Total stockholders’ equity 1,717 1,985 Total liabilities and stockholders’ equity $ 1,914 $ 2,235

173Q24 Shareholder Letter Aurora Innovation, Inc. Condensed Consolidated Statements of Cash Flows (unaudited) (in millions) Nine Months Ended September 30, 2024 2023 Cash flows from operating activities Net loss $ (555) $ (604) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 15 15 Reduction in the carrying amount of right-of-use assets 21 21 Stock-based compensation 109 123 Change in fair value of derivative liabilities 15 7 Accretion of discount on investments (21) (20) Other operating activities (1) (1) Changes in operating assets and liabilities: Other current and non-current assets (18) 8 Operating lease liabilities (20) (20) Other current and non-current liabilities (14) 6 Net cash used in operating activities (469) (465) Cash flows from investing activities Purchases of property and equipment (26) (11) Purchases of investments (830) (692) Maturities of investments 611 1,035 Net cash (used in) provided by investing activities (245) 332 Cash flows from financing activities Proceeds from issuance of common stock 478 835 Other financing activities (3) (8) Net cash provided by financing activities 475 827 Net (decrease) increase in cash, cash equivalents, and restricted cash (239) 694 Cash, cash equivalents, and restricted cash at beginning of the period 518 277 Cash, cash equivalents, and restricted cash at end of the period $ 279 $ 971 Con ensed Consolidated Balance Sheets (unaudited) June 30, 2024 December 31, 2023 Assets urrent assets: Cash and cash equivalents $ 402 $ 501 Short-term investments 618 699 Other current assets 23 17 Total current assets 1,043 1,217 Property and equipment, net 100 94 Operating lease right-of-use assets 113 122 Acquisition related intangible assets 617 617 Long-term investments — 148 Other assets 41 37 Total assets $ 1,914 $ 2,235 Liabilities and Stockholders’ Equity Current liabilities: Operating lease liabilities, current $ 15 $ 15 Other current liabilities 66 96 Total current liabilities 81 111 Operating lease liabilities, long-term 98 107 Derivative liabilities 11 24 Other liabilities 7 8 Total liabilities 197 250 Stockholders’ equity: Commo stock - $0.00001 par value, 51,000 shares authorized, 1,563 and 1,529 shares issued and outstanding, respectively — — Additional paid-in capital 5,675 5,594 Accumulated other comprehensive (loss) income (1) 1 Accumulated deficit (3,957) (3,610) Total stockholders’ equity 1,717 1,985 Total liabilities and stockholders’ equity $ 1,914 $ 2,235

183Q24 Shareholder Letter Aurora Innovation, Inc. Non-GAAP Financial Information (unaudited) (in millions) The following table reconciles our as reported U.S. GAAP net loss to Non-GAAP adjusted EBITDA. Three Months Ended September 30, Nine Months Ended September 30, 2024 2023 2024 2023 Net loss $ (208) $ (190) $ (555) $ (604) Depreciation and amortization 4 5 15 15 Stock-based compensation 35 41 109 123 Change in fair value of derivative liabilities 28 (5) 15 7 Other income, net (16) (17) (47) (40) Adjusted EBITDA $ (157) $ (166) $ (463) $ (499) Use of Non-GAAP Financial Information Our Non-GAAP Adjusted EBITDA excludes certain items we believe are not representative of continuing operations due to their non-recurring or non-cash nature. We believe Non-GAAP Adjusted EBITDA provides greater transparency to key metrics used by management in its evaluation of ongoing operations which allows investors to better evaluate our operating results. We define Adjusted EBITDA as net loss, the most directly comparable financial measure calculated in accordance with U.S. GAAP, adjusted to exclude the impacts of (i) income taxes, (ii) depreciation and amortization, (iii) stock-based compensation, (iv) changes in fair value of derivative liabilities, (v) goodwill impairment and (vi) other non-operating income and expenses. We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as management. However, Adjusted EBITDA is not a financial measure calculated in accordance with U.S. GAAP and should not be considered as a substitute for or superior to net loss, operating loss, or any other operating performance measure, which are calculated in accordance with U.S. GAAP. Using any such financial measure to analyze Aurora’s business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant because they exclude significant expenses that are required by U.S. GAAP to be recorded in Aurora’s financial measures. In addition, although other companies in our industry may report measures titled Adjusted EBITDA, such financial measures may be calculated differently from how we calculate such financial measures, which reduces their overall usefulness as comparative measures. Aurora Innovation, Inc. Condensed Consolidated Balance Sheets (unaudited) (in mil ions) June 30, 2024 December 31, 2023 Assets Current assets: Cash and cash equivalents $ 402 $ 501 Short-term investments 618 699 Other current assets 23 17 Total current assets 1,043 1,217 Property and equipment, net 100 94 Operating lease right-of-use assets 113 122 Acquisition related intangible assets 617 617 Long-term investments — 148 Other assets 41 37 Total assets $ 1,914 $ 2,235 Liabilities and Stockholders’ Equity Current liabilities: Operating lease liabilities, current $ 15 $ 15 Other current liabilities 66 96 Total current liabilities 81 111 Operating lease liabilities, long-term 98 107 Derivative liabilities 11 24 Other liabilities 7 8 Total liabilities 197 250 Stockholders’ equity: Common stock - $0.00001 par value, 51,000 shares authorized, 1,563 and 1,529 shares issued and outstanding, respectively — — Additional paid-in capital 5,675 5,594 Accumulated other comprehensive (loss) income (1) 1 Accumulated deficit (3,957) (3,610) Total stockholders’ equity 1,717 1,985 Total liabilities and stockholders’ equity $ 1,914 $ 2,235 urora In ovation, Inc. Non-GA P Financial Information (una dite ) (in il ions) The following table reconciles our as reported U.S. GA P net los to Non-GA P adjusted EBITDA. Three Months Ended June 30, Six Months Ende June 30, 2024 2023 2024 2023 Net los $ (182) $ (2 8) $ (347) $ (414) Depreciation and amortization 6 5 1 10 Stock-based compensation 38 43 74 8 Change in fair value of derivative liabil t es (1) 10 (13) 12 Other income, net (15) 9) (31) (23) Adjusted EBITDA $ (154) $ (169) $ (30) $ (333) Use of Non-GA P Financial Information Our Non-GA P Adjusted EBITDA excludes certain items we believe are not representative of continuing operations due to their non-recurring or non-cash nature. We believe Non-GA P Adjusted EBITDA provides greater transparency to key metrics used by management in its evaluation of ongoing operations which allows investors to better evaluate our operating results. We define Adjusted EBITDA as net los , the most directly comparable financial measure calculated in ac ordance with U.S. GA P, adjusted to exclude the impacts of (i) income taxes, (ii) depreciation and amortization, (ii ) stock-based compensation, (iv) changes in fair value of derivative liabil t es, (v) go dwill impairment and (vi) other non-operating income and expenses. We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same man er as management. However, Adjusted EBITDA is not a financial measure calculated in ac ordance with U.S. GA P and should not be considered as a substi ute for or superior to net los , operating los , or any other operating performance measure, which are calculated in ac ordance with U.S. GA P. Using any such financial measure to analyze Aurora’s bus nes would have material imitations because the calculations are based on the subjective determination of management regarding the nature and clas ification of events and circumstances that investors may find significant because they exclude significant expenses that are required by U.S. GA P to be recorded in Aurora’s financial measures. In ad it on, although other companies in our indu try may report measures ti led Adjusted EBITDA, such financial measures may be calculated differently from how we calculate such financial measures, which reduces their overall usefulnes as comparative measures.